Exhibit 10.1

Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document are marked with a ***.

PURCHASE AND SUPPLY AGREEMENT

AGREEMENT made this 8th day of January, 2007 (the “Commencement Date”), between Altairnano, Inc., a Nevada corporation, with its principal place of business at 204 Edison Way, Reno, Nevada 89502 ("Altairnano") and Phoenix Motorcars, Inc., a California corporation, with its principal place of business at 1175 North Del Rio Place, Ontario, California 91764 ("Phoenix").

WHEREAS, Phoenix is engaged in the manufacture of electric vehicles; and

WHEREAS, Altairnano is the sole and exclusive developer and manufacturer of nano titanate batteries; and

WHEREAS, the parties desire to enter into an agreement pursuant to which Altairnano will supply Phoenix with Altairnano nano titanate batteries; and

NOW THEREFORE, it is agreed as follows:

1.	Definitions: For purposes of this agreement, the following terms shall have the meanings set forth below:

(a)
“Affiliate” shall mean, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)	“Annual Period” shall mean each twelve-month period commencing on January 1 of each Contract Year.

(c)	“Blanket Purchase Order” shall mean the number of Products Phoenix is required to order during the upcoming Annual Period.

(d)	“CARB type III BEV” shall mean a full function battery electric vehicle as defined by California Air Resources Board regulation.

(e)	“Commencement Date” shall have the meaning set forth in the Preamble of this Agreement.

(f)	“Contract Year” shall mean each calendar year during the term of this Agreement beginning with the Commencement Date.

(g)	“Down Payment” with respect to any Purchase Order shall mean ***% of the Purchase Price for the entire Purchase Order.

(h)	“Estimated Range” shall mean Phoenix’s nonbinding good faith estimate of the number of Products it expects to order during the second Annual Period following the Blanket Purchase Order.

(i)
“Field” shall mean the Permitted Use of the Products for on-road battery electric passenger vehicles with a gross weight of less than 6,000 pounds and 4 wheels (and shall not include hybrid electric vehicles or plug-in hybrid electric vehicles).

(j)	“Initial Term” shall mean the period commencing on the date first set forth above and terminating on December 31, 2009.

(k)
"Permitted Use" shall mean the incorporation and use of the Product in CARB type II BEV and CARB type III BEV electric motorcars manufactured by or for Phoenix. For purposes of clarification, Permitted Use does not extend to use in hybrid electric vehicles of any kind.

(l)	"Person" shall mean any individual, entity, corporation, partnership, limited liability company, association, trust or organization.

(m)
“Product” or “Products” shall mean a battery pack(s) manufactured by Altairnano for use in CARB type II BEV and CARB type III BEV electric vehicles, using Altairnano titanate battery materials and incorporating Altairnano technology and know-how, together with developments, modifications, improvements, enhancements and implementations of the application and technology in future battery pack design.

(n)
“Release Notice” shall mean the written notification by Phoenix to Altairnano providing non-cancelable delivery orders for the number of products identified in the Release Notice subject to terms contained in the then applicable Blanket Purchase Order.

(o)	“Subsequent Term” shall mean any one-year (1-year) renewal term of this Agreement following the Initial Term.

(p)	“Territory” shall mean the United States of America.

(q)	“Term” shall mean the Initial Term and any Subsequent Term, subject to early termination pursuant to Section 25.

(r)	“Zero Emission Credits” or “ZEV Credits” shall mean credits for zero emission vehicles as defined by California Air Resources Board regulation.

2.	Sales:

(a)	During the Term, Altairnano hereby agrees to sell and Phoenix hereby agrees to purchase from Altairnano the Product solely for the Permitted Use.

3.	Purchases and Ordering:

(a)
Subject to the terms and conditions of this Agreement, during each Annual Period during the Term, Phoenix shall submit Blanket Purchase Orders for and purchase, and Altairnano shall supply and sell, a number of Products as set forth on Schedule B attached hereto. Commencing with the Annual Period commencing on January 1, 2007, no later than 45 days prior to the end of each Annual Period during the Term:

(i)  Phoenix shall provide Altairnano with written notice of (a) its Blanket Purchase Order and Estimate Range for the next Annual Period, and (b) its Forecast Release Order and Delivery Schedule dates, expressed on a monthly basis, for each of the Blanket Purchase Order and the Estimated Range. By way of example, Schedule B with respect to the Annual Period commencing on January 1, 2007, is attached hereto. Commencing with the Annual Period commencing on January 1, 2007, no later than 45 days prior to the end of each Annual Period during the Term Phoenix and Altairnano shall revise Schedule B.

(ii)  In the event Altairnano cannot deliver the Blanket Purchase Order or Delivery Schedule dates noticed by Phoenix, within 15 days of receiving the Phoenix notice, Altairnano shall provide a written estimate of the Blanket Purchase Order and Delivery Schedule Altairnano is capable of delivering. Altairnano shall then be restricted from sales of Product to any party other than Phoenix for the remainder of that Annual Period.

(iii) Altairnano shall provide Phoenix written notice of: (i) its Firm Pricing for the next Annual Period for Release Orders within the Blanket Purchase Order; and, (ii) its estimated price range for the next Annual Period for Purchase Orders within the Estimated Range.

(iv) Commencing on February 15, 2007, and continuing on or about each May 15, August 15 and February 15 during the Term, Phoenix and Altairnano shall review Schedule B together in order to discuss proposed modifications to Schedule B. If Altairnano and Phoenix mutually agree to changes in Schedule B affecting current Blanket Purchase Order or Release Order amounts, or delivery schedule, such changes will be effective only if mutually agreed in writing.

(b)
If Phoenix has not submitted Release Orders during any Annual Period for a number of Products equal to its Blanket Purchase Order, in lieu of submitting Release Orders for the number of Products equal to its Blanket Purchase Order , Phoenix shall have the right to pay to Altairnano the amount of fifty percent (50%) of the Purchase Price for the number of Products equal to the number by which such Blanket Purchase Order exceeds the number of Products subject to Release Orders submitted during such Annual Period (the “Extension Payment”). Upon payment of the Extension Payment, Phoenix shall be deemed to have purchased the Blanket Order Amount with respect to such Annual Period, and Phoenix shall have the option to extend the Term as provided in Section 25 below.

4. Price: The “Purchase Price” with respect to any Purchase Order, shall be equal to the number of Products subject to such Purchase Order multiplied by the price per unit of Product set forth in the applicable pricing notice from Altairnano. In addition, during calendar years 2007 and 2008 Altairnano shall receive a Technology Fee equal to the monetized value of *** ZEV Credits per Product, provided such Products meet the CARB type III BEV criteria.

5. Altairnano Equity Investment in Phoenix. As partial compensation for entering into this Agreement, Phoenix shall issue within five days of the date hereof *** (***) shares of common stock of Phoenix (the “Shares”). Phoenix represents and warrants that it has *** shares outstanding on the date hereof and that the Shares, when issued, will be fully paid, validly issued and nonassessable. Altairnano shall be responsible for all tax consequences associated with the issuance of the Shares. In connection therewith, Altairnano represents and warrants as follows to Phoenix:

(a)
The Shares to be acquired by Altairnano will be acquired for investment for an indefinite period for its own account and not with a view to the sale or distribution of any part thereof. Altairnano has no present intention of selling or otherwise distributing the same. By executing this Agreement, Altairnano further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer any of the Shares.

(b)
Altairnano, its agents or representatives (i) have been given a reasonable opportunity to review information pertaining to the Shares and (ii) have had a reasonable opportunity to ask questions of and receive answers from Phoenix or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of Altairnano. As a result of the foregoing, and Altairnano’s education, business experience and prior investments, Altairnano has such knowledge and sophistication, generally and with respect to Phoenix, as are necessary in order to permit Altairnano to evaluate and understand the merits and risks associated with an investment in the Shares. Without limiting the generality of the foregoing, Altairnano is an “accredited investor,” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”).

(c)
Altairnano understands that (i) it must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act, or qualified under the Act or the securities laws of any other jurisdiction and (ii) its investment in Phoenix represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. Altairnano has adequate means of providing for its current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of Altairnano’s entire investment and the limited transferability of the Shares, which may make the liquidation of this investment impossible for the indefinite future.

(d)
Altairnano understands that the Shares are not and may never be registered under the Act or any other state securities laws. Altairnano understands that the Shares or any interest therein may not be resold or otherwise disposed of by Altairnano unless (i) the Shares are subsequently registered under the Act and under appropriate state securities laws or (ii) such disposition is made in reliance upon exemptions from registration for non-public secondary transfers of Phoenix’s securities; provided that Phoenix shall cooperate with Altairnano as requested in connection with any secondary placements under the so-called 4(1)(1/2) re-sale exemption. Altairnano understands that certificates representing the shares will contain a standard restrictive legend consistent with this subsection (d).

6. Terms of Sale: All prices are FOB Altairnano plant, initially Anderson, Indiana. Altairnano agrees to properly pack all items for shipment in accordance with the packing specifications as mutually agreed periodically. Risk of loss due to damage or destruction of Products shall be borne by Phoenix after delivery to the carrier for shipment. Altairnano will ship Product using only the carrier selected by Phoenix.

7. Payment: Altairnano shall invoice Phoenix upon delivery of the Product to the carrier designated by Phoenix pursuant to Section 6 above. Payment with respect to Release Orders for Product to be delivered during 2007 shall be made as follows: the Down Payment shall be transmitted to Altairnano upon placement of the Release Order; the remainder of the difference between *** percent (***%) of the Purchase Price and the Down Payment shall be transmitted to Altairnano within thirty (30) days of Phoenix’s receipt of the invoice therefor and the remaining *** percent (***%) shall be evidenced by a Note Payable substantially in the form attached hereto as Schedule C. The Note Payable shall provide for payment within three-hundred and sixty (360) days of the delivery date but require full or partial payments upon the sale by Phoenix of Zero Emission Credits associated with the sale of the motorcar containing the delivered Product. The Note Payable shall carry interest in an amount equal to the prime lending rate plus 1% set forth in the Wall Street Journal with respect to the week the applicable invoice was received.

(a)
Payment with respect to Release Orders for Products to be delivered subsequent to 2007 shall be paid as follows: the Down Payment upon placement of the Release Order and all remaining amounts within thirty (30) days of Phoenix’s receipt of the invoice therefor. All invoices shall be transmitted to Phoenix in accordance with Section 17 below.

(b)
Altairnano shall invoice Phoenix with respect to Technology Fee upon delivery of the Product. Phoenix shall maintain a record of ZEV Credits earned, sold (monetized) and transferred; such record to contain adequate detail to determine details of each transaction and status of remaining inventory of unsold ZEV Credits. At least monthly, Phoenix shall report to Altairnano regarding the status of ZEV Credits sales activities and Altairnano shall, at its discretion, participate in the ZEV Credits sales activities.

(c)
Altairnano shall have the right, at its sole expense, to audit and review, after reasonable notice and during business hours at Phoenix’s notice for address specified herein, Phoenix’s records relating to the sale of the Zero Emission Credits (including items to which the Product has been applied or into which the Product has been incorporated) in order to verify Zero Emission Credit sales.

8.	Exclusivity:

(a) Subject to the terms of the Agreement, and provided that Phoenix issues Release Orders for at least *** vehicles by April 30, 2007, Altairnano hereby grants to Phoenix the sole and exclusive right to purchase, incorporate into Phoenix final products and sell as a part of the Phoenix final products, the Products, in the Field and for delivery to end-customers located within the Territory until December 31, 2009. Phoenix shall have the right but not the obligation to grant exceptions to this exclusivity back to Altairnano; any exception must be agreed in writing by both parties. Notwithstanding the Phoenix exclusive right to purchase set forth in this Section 8, Altairnano shall have the right to enter into agreements for assessment of the Product and engineering and design associated with incorporating the Product into other final motorcar products in the Field and Territory, and during the period December 31, 2007 through December 31, 2009, Altairnano may supply Products in the Field and Territory for demonstration and prototype purposes only. Following December 31, 2009, there shall be no restrictions on Altairnano’s marketing, sale or productions of the Products.

(b) Subject to the terms of the Agreement, Phoenix hereby agrees that Altairnano shall be the sole and exclusive supplier to Phoenix (including any affiliates or joint ventures partially owned by Phoenix) of batteries and battery pack(s) for use in the Field until December 31, 2009. Altairnano shall have the right but not the obligation to grant exceptions to this exclusivity back to Phoenix; any exception must be agreed in writing by both parties.

9.	Indemnification:

(a)
Subject to any limitations set forth in Section 12 hereof, Altairnano agrees to protect Phoenix and hold Phoenix harmless from any loss or claim arising out of each breach or violation of or default under any representation, warranty, covenant or obligation of Altairnano under this Agreement by Altairnano, or any of its agents, employees or representatives; provided that Phoenix gives Altairnano notice of any such loss or claim promptly upon Phoenix’s discovery of such loss or claim and cooperates fully with Altairnano in the handling thereof.

(b)
Subject to any limitations set forth in Section 12 hereof, Phoenix agrees to protect Altairnano and hold Altairnano harmless from any loss or claim arising out of the negligence of Phoenix, Phoenix's agents, employees or representatives in the installation, application, use or sale of the Products or arising out of the breach of any representation, warranty or covenant made by Phoenix, its agents, employees or representatives with respect to the products that exceeds Altairnano's limited warranty; provided that Altairnano gives Phoenix notice of any such loss or claim promptly upon Altairnano's discovery of such loss of claim.

10.	Order Processing and Returns:

(a)
All Product provided by Altairnano shall conform to the Product functional specifications set forth on Schedule D attached hereto and incorporated herein by this reference (the "Functional Specifications") at the time such Product is delivered to Phoenix pursuant to Section 6 above. The Product's conformity to the Functional Specifications as set forth herein is a material term of this Agreement. Except for Altairnano's products that do not conform to the Functional Specifications, Altairnano shall not be obligated to accept any of Altairnano's products that are returned. In the event the return of Product that conforms to the Functional Specification is accepted, Altairnano may impose a reasonable restocking charge.

11.	Financial Policies:

(a)	Phoenix acknowledges the importance to Altairnano of Phoenix's sound financial operation and Phoenix expressly agrees that it will:

(i)	Pay promptly all amounts due Altairnano in accordance with terms of sale set forth in this Agreement;

(ii)
Furnish Altairnano with annual audited financial statements of Phoenix and with quarterly financial statements certified as complete and correct by Phoenix, each of such statements to be furnished without delay upon completion of such statements;

In addition to any other right or remedy to which Altairnano may be entitled, shipments may be suspended at Altairnano's discretion in the event that Phoenix fails to discharge Phoenix’s obligations under Section 11(a) above.

(b)
Altairnano acknowledges the importance to Phoenix of Altairnano's sound financial operation and Altairnano expressly agrees that it will furnish Phoenix with financial statements filed by Altairnano with the Securities and Exchange Commission pursuant to the quarterly and annual filing requirements of the Securities Exchange Act of 1934, as amended.

12.	Warranties:

(a)	Altairnano hereby represents and warrants to Phoenix the following:

(i) Product Warranties. In addition to the other provisions of this Agreement, Altairnano warrants that for a period of *** following the earlier of (A) the Product being placed into service by the customers of Phoenix, and (B) six months follow delivery to Phoenix:

1) the Product does and shall conform to the Functional Specifications;

2) the Product shall be free of defects in material and workmanship;

3) the Product shall comply with shelf life, charging cycle, stability and other performance guarantees set forth in Schedule D, subject to the usages assumptions and limitations set forth in Schedule D and in this Agreement.

(ii) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions provided for herein, will violate any agreement, lien, instrument, decree, order or judgment to which Altairnano or any of its officers or directors is a party or by which it or they are bound. Altairnano has the authority to enter into this Agreement and consummate the transactions contemplated hereby. The Person executing this Agreement on behalf of Altairnano is duly authorized to execute and deliver this Agreement on Altairnano's behalf and to consummate the transactions contemplated hereby. This Agreement and all of the agreements and obligations contemplated hereby are and shall be the legal, valid and binding obligations of Altairnano, enforceable in accordance with their terms.

(iii) Altairnano will transfer all Product hereunder to Phoenix free and clear of all liens, pledges, charges, security interests, restrictions or encumbrances of any nature whatsoever arising by, through or under Altairnano. Neither the sale of Product under this Agreement nor the use of the Product by Phoenix as contemplated by this Agreement will violate the intellectual property rights or other rights of any third party.

(iv) Altairnano is, and during the Term hereof shall remain, in compliance with applicable federal, state and local governmental laws, regulations and ordinances relating to its production and sale of the Product.

(b)	Limitations on Warranties. Notwithstanding any representation, warranty, covenant or remedy set forth in this Agreement, all remedies shall be subject to the following limitations:

(i) Product Warranty Remedies. If at any time during the *** warranty period any Product does not meet any of the product warranties specified herein, Phoenix may require Altairnano to promptly replace or correct at no cost to Phoenix any Product in breach of warranty. [Subject to normal product use and deterioration, to be determined when Schedule D is completed, with the parties agreeing to use commercially reasonable efforts to finalize Schedule D within 30 days of the Commencement Date.] This shall be Phoenix’s exclusive remedy for the delivery of nonconforming Product.

(ii) ALTAIRNANO'S WARRANTY SET FORTH IN SECTION 12(A) ABOVE IS EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALTAIRNANO NEITHER ASSUMES NOR AUTHORIZES ANY PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE OR USE OF THE MATERIALS SOLD HEREUNDER, AND THERE ARE NO OTHER AGREEMENTS OR WARRANTIES, EITHER ORAL OR WRITTEN, COLLATERAL TO OR AFFECTING THIS AGREEMENT.

(iii) Neither party to this Agreement shall be liable to the other for special, consequential or punitive damages of any kind, whether or not such damages were foreseeable.

13.
Trademarks and Trade Names: Phoenix hereby confirms that, as between Phoenix and Altairnano, Altairnano has and shall retain sole right, title and interest in each Product, including all patents, patent applications, copyrights, trademarks, trade secrets, know-how or other proprietary rights of Altairnano relating to or embodied therein and all improvements, modifications and upgrades thereto.

Altairnano hereby appoints Phoenix as an authorized user of the Product for the Permitted Use in the Field in the Territory. Phoenix is hereby authorized to identify itself as such and use the trademarks, trade names, service marks and trade dress in connection with the Permitted Use, subject to Altairnano's consent to such use.

Phoenix shall provide copies of a form of all marketing materials to be used by Phoenix and/or its Affiliates in connection with Product to Altairnano for Altairnano’s review. Altairnano may require modifications to such marketing materials.

Phoenix shall not register or, except as expressly authorized by this Agreement, use any trademark or trade name for the Product or any other Altairnano product or any articles made there from owned by Altairnano without Altairnano's prior written approval or except in accordance with the terms and conditions of this Agreement. Except as provided in the License, upon the expiration or termination of this Agreement, Phoenix shall immediately cease using such trademarks and trade names for any purpose and Phoenix shall not operate or do business under a name which gives or tends to give the impression that Phoenix is the manufacturer, seller or distributor of Altairnano products.

14.	Proprietary Information: The parties acknowledge and confirm the continuing validity and effectiveness of the Mutual Nondisclosure Agreement dated June 23, 2006 between Altairnano and Phoenix.

15.
Force Majeure: In the event that the performance by either party hereto is rendered impossible or impracticable, either directly or indirectly, under this Agreement due to causes not foreseen nor reasonably foreseeable and beyond its reasonable control, such as acts of God or public enemy, governmental authority, compliance with any governmental request, rule or regulation, accidents, fires, labor troubles, floods, epidemics, quarantine restrictions, wars, riots, delays in transportation, then performance by that party shall be excused to the extent such performance is impossible or impracticable. The delayed party shall promptly notify the other party, indicating the nature of the delay and the anticipated duration of the delay.

16.
Assignment and Continuing Obligations: Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement is intended solely for the benefit of the Parties hereto and is not intended to, and shall not, create any enforceable third party beneficiary rights. In the event of a change of control in the ownership of Phoenix, Altairnano may terminate this agreement, except that Phoenix may seek consent from Altairnano to continue the agreement, which consent shall not be unreasonably withheld. Altairnano may not unilaterally modify or terminate this Agreement in the event of a change in control in the ownership of any of its Affiliates or Altair Nanotechnologies Inc.

17.
Notices: All notices hereunder to be effective (a) if related to an alleged breach, default, claim, arbitration or litigation, must be sent by certified or registered mail, return receipt requested and postage prepaid to the names and addresses set forth below, or (b) if not related to an alleged breach, default, claim, arbitration or litigation, may be sent by regular mail, express courier, certified or registered mail or facsimile, to the names and addresses set forth below. The names and addresses for any notices shall initially be as follows:

If to Altairnano:

Alan Gotcher, CEO
Altairnano, Inc.
204 Edison Way
Reno, Nevada 89502
Facsimile: (775) 856-1619

If to Phoenix:

Daniel Elliott, Chief Executive Officer
Phoenix Motorcars, Inc.
1175 North Del Rio Place
Ontario, California 91764
Facsimile: (909) 466-4123

Provided, however, each party may change the name or address for notice upon delivery of a notice specifying such change of address in accordance herewith. All notices shall be effective as of the date of arrival at the office of the receiving party; provided that notices sent via regular, registered or certified mail shall be effective on the fifth (5th) business day following the deposit of such notice in the U.S. mails.

18.
Waivers: It is mutually agreed that the failure of either party at any time to enforce any provision hereof shall in no way affect the right thereafter to require performance thereof, nor shall the waiver of any breach of any provision hereof be taken or held to be a waiver of any succeeding breach of any such provision or as a waiver of the provision itself.

19.
Consumer Issues: Phoenix shall notify Altairnano in writing of any customer or other complaints, governmental inquires, quality issues or product liability issues relating to Product or any of components thereof, within ten (10) days following its becoming aware, after the ongoing exercise of reasonable diligence, of the same.

20.
Governing Laws: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada governing contracts entered into between residents of the State of Nevada (without reference to conflicts of law provisions).

21.	Insurance:

(a) Altairnano represents and warrants that it is currently insured and covenants that at all times during the Term, it will maintain a comprehensive general liability insurance policy (including products liability coverage and payment of attorneys fees coverage) with a financially sound and reputable insurer which is sufficient to adequately protect against the risks associated with its ongoing business, including the risks which might possibly arise in connection with the transactions contemplated by this Agreement, and including without limitation, products liability insurance, with minimum coverage amounts of $2,000,000.00 per occurrence and in the aggregate. Altairnano agrees to provide Phoenix a copy of its insurance policy upon request.

(b) Additional Insured. Altairnano shall have Phoenix named as an additional insured beneficiary on Altairnano’s comprehensive general liability insurance.

(c) Notification to Supplier. Phoenix shall promptly notify Altairnano after Phoenix becomes aware of any liability claims regarding each Product and any customer complaints concerning each Product.

22.	Severability: If it is found that any provisions of this Agreement are contrary to, or inconsistent with, any applicable law, it shall remain in effect as if such invalid provisions were omitted.

23.
General: This document constitutes the entire Agreement between the parties with respect to the purchase and sale of the Product, and there are no understandings, representations or warranties of any kind, except as expressly set forth herein. No modifications of this Agreement shall be of any force and effect unless in writing and signed by both parties. In no event shall any modification be effected by the acknowledgement or acceptance of purchase order or invoice forms containing terms or conditions inconsistent, or in addition to, with those set forth herein (which additional and inconsistent terms shall be null and void). This Agreement cancels and supersedes any prior written contract between the parties covering the sale and purchase of the Product and, in the event of a conflict between this Agreement and the Affiliate Agreement referenced in the recitals above or any invoice or purchase order terms, this Agreement shall prevail.

24.
Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Reno, Nevada in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s), including without limitation an injunction or any direction to a Party, may be entered in any Nevada court having jurisdiction thereof. The arbitrators, in their sole discretion, may include an injunction or a direction to any party in their decision.

25.
Termination: This Agreement shall be effective for the Initial Term. If the Blanket Purchase Order is satisfied, or deemed satisfied pursuant to Section 3(b), with respect to each Annual Period during the Initial Term and any prior Subsequent Term, Phoenix may renew this Agreement by giving written notice at least One Hundred and Twenty (120) days prior to the expiration of the Initial Term or Subsequent Term, as applicable, for an additional one-year Subsequent Term, subject to a maximum of seven (7) Subsequent Terms in the aggregate. Notwithstanding the foregoing, if Phoenix shall (a) fail to pay any amount when due and such failure continues for a period of sixty (60) days following written notice to Phoenix, (b) fail to place Blanket Purchase Orders and Release Orders for at least *** Products during the Annual Period ending December 31, 2007, or (c) fail to place Blanket Purchase Orders and Release Orders for at least *** Products during each of the Annual Periods beginning on January 1, 2008, Altairnano shall have the right, in addition to any other remedies it may have under this Agreement or governing law, to terminate and cancel this Agreement at any time and refuse to deliver anymore Product hereunder, but Phoenix shall remain liable to Altairnano for all loss and damage sustained by reason of such default. Notwithstanding the foregoing, if due to the inclusion of the Product (and not other factors), vehicles produced using the Products do not satisfy the requirements for a CARB type III BEV, Phoenix may by notice delivered prior to December 31, 2007, terminate this Agreement without further liability or obligation except as provided below. If the Agreement is terminated as provided in the prior sentence, Altairnano shall return the Down Payment applicable to any Product not yet manufactured, portions of outstanding Purchase Orders for Product not yet manufactured shall be canceled, and Phoenix shall be responsible only for amounts owed on Product already delivered or manufactured.

In addition to the foregoing, either party shall have the right to terminate this Agreement upon the occurrence of any of the following events: (a) if the other party commits a material breach of this Agreement which (in the case of a breach capable of remedy) is not remedied within thirty (30) days after receipt by the breaching Party of written notice delivered by the non-breaching Party that identifies the breach and requires its remedy; or (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the other Party; provided, however, that in the event of any involuntary bankruptcy or receivership proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof; or (c) if the other party ceases for any reason to carry on its business, or makes an assignment for the benefit of its creditors, or is the subject of any proposal for a voluntary arrangement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the date first above written.

Altairnano, Inc.	Phoenix Motorcars, Inc.
a Nevada corporation	a California corporation

By: /s/ Alan Gotcher	By: /s/ Daniel J. Elliot
Name: Alan Gotcher	Name: Daniel J. Elliot
Title: President & CEO	Title: Chief Executive Officer

Schedule A
Intentionally Deleted

Schedule B
Firm Commitment, Purchase Order and Delivery Schedule

Schedule C
Form of Note Payable

Schedule D
Functional Specifications

Schedule B - Firm Commitment, Purchase Order, & Pack Delivery Schedule

***

SCHEDULE C

FORM OF NOTE PAYABLE

To be supplied by Altairnano.

Schedule D

Functional Specifications

To be supplied by Altairnano.

Phoenix Motorcars, Inc. 1175 N. Del Rio Place Ontrario, CA 91764 (909) 987-0815 fax (909) 466-4123 ___________________________________	Purchase Order No. B080107 PURCHASE ORDER

Vendor Name Altair Nanotechnologies, Inc. Address 204 Edison Way City Reno St NV Zip 89502 Phone (775) 856-2500	Ship To Name Phoenix Motorcars, Inc. (c/o Boshart Engineering) Address 1175 N. Del Rio Place City Ontario St CA ZIP 91764 Phone (909) 987-0815

Qty	Units	Description	Unit Price	TOTAL
500	35kW/h ● ● ●
35kW/h NanoSafe Battery Packs / 11ah cells
Terms: Per 2007 Purchase and Supply Agreement
***% Deposit required per release

This Purchase Order has a guaranteed minimum value
of *** battery packs per the attached release schedule

Minimum guaranteed value of $16,250,000

This Purchase Order requires a separate release order for Each monthly volume request

This purchase order is in reference to Altair / Phoenix
Purchase and Supply Agreement dated January 8 ,2007

			$***	$***
Payment Details • Check Cash Account No. Credit Card Name CC# Exp Date		Sub Total Shipping & Handling Taxes ___________ ___________ TOTAL		$*** __________ __________ $***

Shipping Date Per Request

Approval	Date 1/8/2007 Order No. B080107 Sales Rep A. Gotcher Ship Via TBD

Notes/Remarks Phoenix Motorcars, Inc. Resale # SR AR 100-098502 California

Phoenix Motorcars, Inc. 1175 N. Del Rio Place Ontrario, CA 91764 (909) 987-0815 fax (909) 466-4123 ___________________________________	Release Order No. B080107.01 RELEASE ORDER

Vendor Name Altair Nanotechnologies, Inc. Address 204 Edison Way City Reno St NV ZIP 89502 Phone (775) 856-2500	Ship To Name Phoenix Motorcars, Inc. (c/o Boshart Engineering) Address 1175 N. Del Rio Place City Ontario St CA ZIP 91764 Phone (909) 987-0815

Qty	Units	Description	Unit Price	TOTAL
***	35kW/h ***%	35kW/h NanoSafe Battery Packs / 11ah cells Reference Blanket Purchase Order # B080107 $*** Order Deposit This purchase order is in reference to Altair / Phoenix Purchase and Supply Agreement dated January 8 ,2007	$***	$1,040,000
Payment Details • Check Cash Account No. Credit Card Name CC# Exp Date		Sub Total Shipping & Handling Taxes ___________ ___________ TOTAL		$1,040,000 __________ __________ $1,040,000

Shipping Date Per Request

Approval	Date 1/8/2007 Order No. B080107-01 Sales Rep A. Gotcher Ship Via TBD

Notes/Remarks Phoenix Motorcars, Inc. Resale # SR AR 100-098502 California